As filed with the Securities and Exchange Commission on November 18, 2009
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMPELLENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	37-1434895
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
7625 Smetana Lane
Eden Prairie, Minnesota 55344
(952) 294-3300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Philip E. Soran
Chairman, President and Chief Executive Officer
Compellent Technologies, Inc.
7625 Smetana Lane
Eden Prairie, Minnesota 55344
(952) 294-3300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark P. Tanoury, Esq. John T. McKenna, Esq. Nicole C. Brookshire, Esq. Cooley Godward Kronish LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, California 94306 (650) 843-5000	Kenneth R. McVay, Esq.
Daniel E. O’Connor, Esq.
John F. Dietz, Esq.
Gunderson Dettmer Stough Villeneuve
Franklin & Hachigian, LLP
220 West 42nd Street, 21st Floor
New York, New York 10036
(212) 730-8133

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  333-162633

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee

Common Stock, $0.001 par value per share	390,000	$19.25	$7,507,500.00	$419.00

(1)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-3 (File No. 333-162633), as amended, is hereby registered.

(2)	The registration fee has been calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-3 is being filed with respect to the registration of 390,000 additional shares of common stock, par value $0.001 per share, of Compellent Technologies, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of our Registration Statement on Form S-3, as amended (File No. 333-162633), originally filed on October 22, 2009 and declared effective by the Securities and Exchange Commission on November 17, 2009, are incorporated in this Registration Statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota on November 18th, 2009.

COMPELLENT TECHNOLOGIES, INC.

By:	/s/ Philip E. Soran
Philip E. Soran
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures		Title	Date

/s/ Philip E. Soran Philip E. Soran		Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	November 18, 2009

/s/ John R. Judd John R. Judd		Chief Financial Officer (Principal Financial and Accounting Officer)	November 18, 2009

* John P. Guider		Chief Operating Officer and Director	November 18, 2009

* Charles Beeler		Director	November 18, 2009

* Sherman L. Black		Director	November 18, 2009

* R. David Spreng		Director	November 18, 2009

* Sven A. Wehrwein		Director	November 18, 2009

* Duston M. Williams		Director	November 18, 2009

*By	/s/ Philip E. Soran Philip E. Soran Attorney-in-Fact		November 18, 2009

EXHIBIT INDEX

Exhibit
Number		Description of Document

1	.1(1)	Form of Underwriting Agreement
5.1		Opinion of Cooley Godward Kronish llp
23.1		Consent of Grant Thornton LLP Independent Registered Public Accounting Firm
23.2		Consent of Cooley Godward Kronish llp (included in Exhibit 5.1)
24	.1(2)	Power of Attorney

(1)	Previously filed as Exhibit 1.1 to the Registrant’s Registration Statement on Form S-3, as amended (File No. 333-162633), originally filed with the Securities and Exchange Commission on October 22, 2009, and incorporated by reference herein.
(2)	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-3, as amended (File No. 333-162633), originally filed with the Securities and Exchange Commission on October 22, 2009, and incorporated by reference herein.